Exhibit 99.1

THE WET SEAL, INC. ELECTS TWO NEW

INDEPENDENT DIRECTORS TO BOARD

Kathy Bronstein and John Goodman Bring Significant

Fast Fashion Retail Experience to Wet Seal

Company Will Consider Adding

Two Additional Independent Directors

With Retail Experience to the Board in the Near Term

Board Terminates Shareholder Rights Plan, Reduces Board Compensation and Sets Advanced Timetable for Annual Meeting

FOOTHILL RANCH, CA, September 20, 2012 (BUSINESS WIRE)—The Wet Seal, Inc. (Nasdaq: WTSLA), a leading specialty retailer to young women, today announced that Kathy Bronstein, retail consultant and former CEO of Wet Seal, and John Goodman, most recently Executive Vice President of Apparel and Home at Sears and former CEO of Charlotte Russe, have joined the company’s Board of Directors, effective immediately. Ms. Bronstein and Mr. Goodman bring extensive retail experience including expertise in fast fashion merchandising.

“We are very pleased to welcome Kathy and John to our Board of Directors,” said Hal Kahn, Chairman of the Board, and Sid Horn, Chairman of the Nominating and Corporate Governance Committees. “We’re excited to have new additions to the Board who have demonstrated significant success leading companies that sell to Wet Seal’s specific young teen customer demographic. Kathy and John’s insights will bring great value to the company as we continue to work to revitalize the business and build value for shareholders.”

Kathy Bronstein

Ms. Bronstein spent eighteen years at The Wet Seal, including 11 as CEO, and under her leadership the company increased its number of stores from just over 100 to over 600 and revenues grew from approximately $150 million to over $600 million. Most recently, Ms. Bronstein has advised numerous large public and venture capital-backed businesses, including Guess, Inc., Charlotte Russe Holdings, Seven for All Mankind Jeans and Brighton.

“I am excited to be returning to Wet Seal as a Director,” said Ms. Bronstein. “I look forward to helping the Board and our great management team strengthen the brand and restore positive comparable store sales and profitability at the company.”

John Goodman

Mr. Goodman also has direct women’s junior apparel and fast fashion experience as the CEO of Charlotte Russe from 2008 to 2009, when the share price more than doubled during his tenure. His additional experience includes numerous senior leadership positions at various large retail companies, including Sears, Kmart, Levi Strauss and Gap. Most recently, he served as Executive Vice President of Apparel and Home at Sears Holdings Corporation from 2009 to 2012.

Mr. Goodman said, “As a Director, I look forward to using the experience I gained leading Charlotte Russe and during my time at numerous other retail companies to help Wet Seal stabilize its business, return to a fast fashion merchandising approach and build long-term shareholder value.”

Possible Addition of Two Other New Board Members

The Wet Seal also announced today that two additional independent Directors have indicated they are prepared to join the Board in the coming months, both of whom have excellent retail backgrounds. The two new Director candidates have been approved by the company’s Nominating and Corporate Governance Committees and have been reviewed by the full Board. One potential new Director is prepared to join the Board as soon as a non-compete agreement with her most recent employer expires or a waiver can be obtained. The other potential new Director is prepared to join the Board after Clinton Group’s consent solicitation is terminated or otherwise resolved.

Mr. Kahn and Mr. Horn said, “During the last few weeks we actively pursued a dialogue with our shareholders to listen to their concerns and explain our strategy. We heard from our shareholders that they would like to see an expanded Board with additional retail experience to bolster our effective stewardship of the company. We worked diligently to recruit highly qualified candidates, and we believe that with the immediate addition of Kathy and John, growing to seven members, and the possible near-term addition of two more solid candidates, this Board will contribute a strong combination of retail experience and fresh perspectives to the company. Together with our existing Board members, we will have the necessary stability and continuity to carry out the execution of our strategy to return The Wet Seal to our historically successful fast fashion business model.”

Changes to Board Committee Structure and Compensation

With the addition of Ms. Bronstein and Mr. Goodman as new Board members, the company announced several changes to Board structure and compensation.

The company announced that it has disbanded the Board’s Strategic Oversight Committee and rescinded previously announced additional compensation for the Committee’s members. The full Board, including the new members, is empowered to determine and execute upon an effective capital allocation plan and evaluate all strategic initiatives to enhance shareholder value.

The Board also has reviewed the compensation and responsibilities for Chairman Hal Kahn in his increased role during this interim period while it searches for a CEO. The Board and Mr. Kahn have determined that it is appropriate to reduce Mr. Kahn’s overall compensation to reflect an expectation of a reduced level of Mr. Kahn’s direct oversight during the last 90 days of this fiscal year. Further details on these changes are available in the Form 8-K filed today, which can be found on the company’s website.

In addition, each Board member’s annual retainer will be reduced by $25,000 beginning in Fiscal 2013.

Shareholder Rights Plan Terminated

The Wet Seal also announced today that it has terminated its temporary shareholder rights plan, reflecting feedback from shareholders and the Board’s confidence in the company’s stabilizing share price and its ability to return to strong performance under the fast fashion strategy beginning in the fourth quarter.

Timetable for Annual Meeting

The Board has decided to move up the next shareholder meeting, which will now be held no later than April 19, 2013. All Board members are elected annually to one year terms.

CEO Search Continues

The Board is working actively with leading recruiter Korn/Ferry to find a new CEO for The Wet Seal. The Board already has been approached by a number of qualified candidates and is confident it can successfully fill the role in the near-term.

Discussions with Clinton Group

In a separate filing today, the company referenced recent discussions held between representatives of Clinton Group and the company to determine whether a reasonable compromise could be reached to avoid a long and protracted consent solicitation.

Following these discussions, the Board proposed to:

•	Expand the Board to include two new independent Clinton Group nominees and two new independent Wet Seal nominees, all with significant retail expertise;

•	Reorganize the CEO Search Committee to include a Clinton Group nominee, a new Wet Seal nominee and a current Board member;

•	Reconstruct the Nominating Committee to include Clinton Group nominees; and

•	Disband the Strategic Oversight Committee and transfer the responsibilities to the entire Board, including new members.

“Neither the Board nor Wet Seal investors believe that a prolonged proxy fight is in the best interests of the company or our shareholders,” said Mr. Kahn. “Clinton Group’s unwillingness to date to agree to a fair and reasonable compromise indicates that it is not acting in the best long-term interests of all shareholders.”

Mr. Kahn added, “We believe that our newly expanded board is comprised of the right individuals with strong retail and business experience to work with management to guide the company’s return to its previously successful fast fashion model.”

For more information, please see the company’s investor presentation that will be made available today on our website www.wetsealinc.com.

* * * * *

About The Wet Seal, Inc.

Headquartered in Foothill Ranch, California, The Wet Seal, Inc. is a leading specialty retailer of fashionable and contemporary apparel and accessory items. As of August 25, 2012, the Company operated a total of 551 stores in 47 states and Puerto Rico, including 469 Wet Seal stores and 82 Arden B stores. The Company’s products can also be purchased online at www.wetseal.com or www.ardenb.com.

For more company information, visit www.wetsealinc.com.

Safe Harbor

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This news release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements that relate to the intent, belief, plans or expectations of the Company or its management. All forward-looking statements made by the Company involve material risks and uncertainties and are subject to change based on factors beyond the Company’s control. Accordingly, the Company’s future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Such factors include, but are not limited to, those described in the Company’s filings with the Securities and Exchange Commission. The Company will not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

Other Disclosures

The Company and certain of its Directors and executive officers may be deemed to be participants in a solicitation of consent revocations from stockholders in connection with the consent solicitation by Clinton Group, Inc. The Company has filed a preliminary consent revocation statement with the Securities and Exchange Commission (the “SEC”) in connection with such consent solicitation (the “Consent Revocation Statement”). Information regarding the names of the Company’s Directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the preliminary Consent Revocation Statement filed with the SEC. This document is available free of charge at the SEC’s website at www.sec.gov.

If the Company files a definitive Consent Revocation Statement with the SEC, the Company promptly will mail the definitive Consent Revocation Statement and a form of consent revocation to each stockholder entitled to deliver a written consent in connection with the consent solicitation. WE URGE INVESTORS TO READ THE CONSENT REVOCATION STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of the definitive Consent Revocation Statement and any other documents filed by the Company with the SEC in connection with the consent solicitation at the SEC’s website at www.sec.gov.

CONTACTS:

The Wet Seal, Inc.:

Steve Benrubi/Ken Seipel

949-699-3947/949-699-4877

Media:

RLM Finsbury

Steven Goldberg/Kate Foley

646-805-2027/646-805-2052

Analysts/Investors:

MacKenzie Partners, Inc.

Dan Burch/Charlie Koons

212-929-5748

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